EXHIBIT (14)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the “Registration Statement”) of our reports dated December 22, 2008 relating to the financial statements and financial highlights of the John Hancock Small Cap Fund and John Hancock Small Cap Equity Fund appearing in the October 31, 2008 Annual Reports to Shareholders. We also consent to the reference to us under the heading “Experts” in the Prospectus/Proxy statement which also constitutes part of this Registration Statement.
We also consent to the incorporation by reference in the Statements of Additional Information dated March 1, 2009 for the John Hancock Small Cap Fund and John Hancock Small Cap Equity Fund of our reports dated December 22, 2008 relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Reports to Shareholders of the John Hancock Small Cap Fund and John Hancock Small Cap Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the March 1, 2009 prospectuses for the John Hancock Small Cap Fund and John Hancock Small Cap Equity Fund and under the heading “Independent Registered Public Accounting Firm” in the March 1, 2009 Statements of Additional Information for the John Hancock Small Cap Fund and John Hancock Small Cap Equity Fund.
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 4, 2009